SCHEDULE II

    					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

            				SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-MAINE & MARITIMES

          GAMCO INVESTORS, INC.
                       5/24/04            2,000            30.9550
          GABELLI ADVISERS, INC.
                       4/16/04              100            33.0000
           GABELLI FUNDS, LLC.
               GABELLI UTILITY TRUST
                       5/27/04            2,000            30.3000
                       5/14/04            3,000            31.0933
                       5/04/04              500            31.9500
                       4/29/04              500            31.9500
                       4/23/04            1,000            32.2000
               GABELLI UTILITY FUND
                       5/24/04            2,000            30.7995
                       3/30/04              500            34.3000
                       3/29/04              800            34.1875
               GABELLI DIVIDEND & INCOME TRUST
                       4/19/04            1,500            33.0667

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.